SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


               September 22, 2003                                0-5940
------------------------------------------------         ----------------------
Date of Report (Date of earliest event reported)         Commission File Number


                             TEMTEX INDUSTRIES, INC.
      --------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


              Delaware                                         75-1321869
    -------------------------------                          --------------
    (State or other jurisdiction of                           IRS Employer
     incorporation or organization)                       Identification Number)


     1189 Iowa Avenue, Riverside, California                         92507
    -------------------------------------------------------------------------
    (Address of Principal Executive Offices)                      (Zip Code)


                                 (909) 779-6766
    -------------------------------------------------------------------------
              (Registrant's telephone number, including area code)



    -------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 5. Other Events.

On September 24, 2003, Temtex Industries, Inc. (the "Company") issued a press release announcing that on September 22, 2003, the United States Bankruptcy Court, Central Division of California, Riverside Division (the "Bankruptcy Court"), approved, among other things, the proposed sale of substantially all of the Company's assets, including certain of the assets of its subsidiaries, to CFM Corporation. Subject to certain contingencies, including the completion of due diligence, the execution of a definitive asset purchase agreement, and the approval of the transaction by the Bankruptcy Court, the asset purchase will close on October 3, 2003.

CFM Corporation submitted a bid of Seven Million Dollars ($7,000,000), which was approved by the Bankruptcy Court. Assuming the approved transaction closes at the agreed purchase price, the Company believes that the proceeds from the transaction will be insufficient to fully satisfy its outstanding creditor claims, and, as such, the Company believes that its outstanding stock is without value.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (a) Not applicable

        (b) Not applicable

        (c) The following exhibits are filed herewith:

            Exhibit 99.1 - Press Release of Temtex Industries, Inc., dated
            September 24,   2003.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           TEMTEX INDUSTRIES, INC.


Dated: September 24, 2003              By:   /s/ Richard N. Anderson
                                             -----------------------
                                             Richard N. Anderson
                                             President & Chief Executive Officer